                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material under Rule 14a-12
                         Gaylord Container Corporation
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                                                    GAYLORD LOGO

                         GAYLORD CONTAINER CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD
                                FEBRUARY 7, 2001

     We cordially invite you to attend the 2001 Annual Meeting of Stockholders ("Annual Meeting") of Gaylord Container Corporation ("Company"), which will be held on Wednesday, February 7, 2001 at 10:00 a.m. Chicago time at 520 Lake Cook Road, Deerfield, Illinois 60015 to:

     1. Elect 10 directors of the Company to serve for terms commencing with the Annual Meeting;

     2. Ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors; and

     3. Transact such other business as may properly come before the meeting.

     December 20, 2000 was the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Any stockholder may examine a list of the record holders for any purpose germane to the meeting during normal business hours at the Company's headquarters, 500 Lake Cook Road, Suite 400, Deerfield, Illinois 60015, beginning on January 29, 2001.

     We want your shares to be represented at the meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please mark, date and sign the enclosed proxy card. The enclosed envelope requires no postage if mailed in the United States. You may also vote by telephone or via the Internet by following instructions on the proxy card. Your proxy is revocable at any time before it is voted. If you are present at the meeting, you may withdraw your proxy and vote in person, if you so desire.

                                          David F. Tanaka
                                          Secretary

Deerfield, Illinois
January 9, 2001

               PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD
 AND RETURN IT PROMPTLY. THE PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED.

                         GAYLORD CONTAINER CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 7, 2001

                      TIME AND LOCATION OF ANNUAL MEETING

     The 2001 Annual Meeting of Stockholders ("Annual Meeting") of Gaylord Container Corporation, a Delaware corporation ("Company"), will be held at 10:00 a.m. Chicago time on Wednesday, February 7, 2001 at 520 Lake Cook Road, Deerfield, Illinois 60015.

                RECORD DATE; PURPOSE AND SOLICITATION OF PROXIES

     Only stockholders of record as of the close of business on December 20, 2000 ("Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. This proxy statement ("Proxy Statement") and the enclosed proxy card are being mailed on January 9, 2001 to the holders of Class A Common Stock ("Common Stock"). The Board of Directors ("Board of Directors" or "Board") is soliciting your proxy for use at the Annual Meeting and at any adjournment of the meeting. This solicitation is for election of directors to serve on the Board and ratification of the appointment of the Company's independent auditors. The details of each of these proposals are described below.

                        VOTING AND REVOCATION OF PROXIES

     Proxies properly executed and returned will be voted at the Annual Meeting in accordance with the directions noted. If there is no direction, proxies will be voted in favor of each of the proposals outlined below and at the discretion of the proxy holders on all other business as may properly be brought before the Annual Meeting or any adjournment. A stockholder may revoke a proxy before it is voted either in person at the Annual Meeting, by written notice to the Company's Secretary delivered before the Annual Meeting or by a properly executed subsequent proxy delivered at or before the Annual Meeting.

     Under Delaware law, abstentions are treated as present and entitled to vote and thus have the effect of a vote against a matter. Shares registered in the names of brokers or other "street name" nominees for whom proxies are voted on some but not all matters will be considered voted only on those matters actually voted. They will not be considered for any purpose on the matters for which a beneficial holder has not provided specific voting instructions. The latter are commonly called "broker non-votes."

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Each holder of the Company's Common Stock outstanding represented in person or by proxy has one vote per share. Mid-America Group, Ltd. ("MAG") beneficially owns approximately eight percent and the Company's executive officers and directors, as a group, including the shares owned by MAG, beneficially own or control less than 15% percent of the Common Stock.

     In connection with the Company's November 1992 financial restructuring, the Company issued warrants to obtain Common Stock ("Warrants") and shares of Common Stock ("Trust Stock") that may be obtained when the Warrants are exercised. A trustee ("Warrant Trustee") holds the Trust Stock for the benefit of the holders of the warrants, pending any exercise, or for the benefit of the Company, pending any redemption or exchange of the warrants. The Warrant Trustee has appointed the Secretary of the Company as its proxy to vote all shares of Trust Stock held by the Warrant Trustee in proportion to all other votes by holders of Common Stock.

     As of the Record Date, there were outstanding 55,579,516 shares of Common Stock, including 830,735 shares of Trust Stock held by the Warrant Trustee and 830,735 Warrants to obtain shares of Common Stock. See "Information With Respect To Certain Stockholders" below.

PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board is currently composed of 11 directors, all of whom, with the exception of Daniel P. Casey, have served as directors since the 2000 Annual Meeting of Stockholders. Mr. Casey was elected to the Board in April 2000. One of the Company's directors, Thomas H. Stoner, will retire from the Board and not stand for election at the Annual Meeting. Beginning with the Annual Meeting, 10 members will serve on the Board.

     If elected, each nominee ("Director Nominee") will hold office until the next annual meeting of stockholders, and until a successor has been duly elected and qualified. All of the Director Nominees were recommended to the Board of Directors by the Nominating and Organizational Planning Committee. Unless otherwise instructed, signed proxies that are returned will be voted for election of all of the Director Nominees. If any Director Nominee becomes unable or unwilling to serve, the proxies will be voted at the discretion of the proxy holders.

           DIRECTOR NOMINEES FOR ELECTION AT THE 2001 ANNUAL MEETING

     DANIEL P. CASEY. Mr. Casey has served as director of the Company since April 2000 when he was elected Vice Chairman and Chief Financial Officer. He served as Executive Vice President and Chief Financial Officer of the Company from 1990 to April 2000 and from 1988 to 1990 as Senior Vice President-Financial and Legal Affairs. Mr. Casey joined the Company in 1987 as Vice President-Financial and Legal Affairs. Age 58.

     MARY SUE COLEMAN. Ms. Coleman has served as a director of the Company since August 1996. Since 1995, she has served as President and Professor of Biochemistry and Biological Sciences at the University of Iowa. She served from 1993 to 1995 as Provost and Vice President for Academic Affairs and Professor of Biochemistry at the University of New Mexico and from 1992 to 1993 as Vice Chancellor for Graduate Studies and Research at the University of North Carolina at Chapel Hill. She serves on the Board of Directors of Meredith Corporation, a publishing and television broadcasting company, and on the Board of Trustees of Grinnell (Iowa) College. Member, Audit Committee and Nominating and Organizational Planning Committee. Age 57.

     HARVE A. FERRILL. Mr. Ferrill has served as a director of the Company since November 1992. From 1990 until his retirement in 2000, he served as Chairman or President and Chief Executive Officer of Advance Ross Corporation ("Advance Ross"), a wholly owned subsidiary of Cendant, Inc., a membership services company. Advance Ross operates PPC Industries, which designs, manufacturers and installs electrostatic precipitators for industrial pollution control applications. He is also a director of Century Business Services, Inc., a provider of business services to small-and medium-sized companies. Chairman, Audit Committee; member, Compensation and Stock Option Committee. Age 67.

     JOHN E. GOODENOW. Mr. Goodenow has served as a director of the Company since November 1992. He is Chairman of the Board of Goodenow Bancorporation where he served from 1979 to 1995 as President, Chief Executive Officer and a director. Member, Audit Committee and Compensation and Stock Option Committee. Age 64.

     DAVID B. HAWKINS. Mr. Hawkins has served as a director of the Company since November 1986. He served as Vice Chairman, President or Executive Vice President and a director of MAG, a real estate investment company, from 1977 until his retirement in 2000. Member, Nominating and Organizational Planning Committee. Age 66.

     WARREN J. HAYFORD. Mr. Hayford served as President, Chief Operating Officer and a director of the Company from its organization in 1986 through August 1988 and served as Vice Chairman and a director from August 1988 until his retirement as Vice Chairman in 1992. From 1989 until his retirement in 1999, Mr. Hayford served as Chairman and Chief Executive Officer or Vice Chairman and a director of BWAY Corporation (formerly Brockway, Inc.), a manufacturer of metal containers. He continues to serve as a director of both the Company and BWAY. He also serves as Non-Executive Vice Chairman of BWAY. Mr. Hayford served from 1989 to 1996 as a director of System Software Associates, Inc., a developer and marketer of business application software packages. Chairman, Nominating and Organizational Planning Committee. Age 71.

     CHARLES S. JOHNSON. Mr. Johnson has served as a director of the Company since August 1997. From 1999 until his retirement in 2000, he served as Executive Vice President of E.I. DuPont de Nemours and Co. He is the former Chairman, President and Chief Executive Officer of Pioneer Hi-Bred International, Inc., an agricultural biotech company, where he held increasingly responsible positions since 1965. He serves on the Board of Directors of the National Association of Manufacturers, the Progressive Policy Institute, the National Policy Association and the Principal Financial Group. He also serves as Chairman of Grand View (Iowa) College and is the former Chairman of the Des Moines Chamber of Commerce. Member, Audit Committee and Compensation and Stock Option Committee. Age 62.

     JERRY W. KOLB. Mr. Kolb has served as a director of the Company since August 1998. Until his retirement in May 1998, he was Vice Chairman of Deloitte & Touche LLP, an international public accounting and consulting firm. He joined the accounting firm in 1957 and served as managing partner of the Chicago office and as Chief Financial and Administrative Officer. Since 1998, Mr. Kolb has been a member of the Supervisory Board of Directors and the Compensation and Stock Option Committee of New Skies Satellites, N.V., a commercial satellite communications company incorporated in the Netherlands. Member, Audit Committee and Compensation and Stock Option Committee. Age 65.

     RALPH L. MacDONALD JR. Mr. MacDonald has served as a director of the Company since May 1994. Mr. MacDonald is a principal of Amelia Investment Corp., a private investment company. Prior thereto, he was a principal of Island Capital Corporation ("Island Capital"), a private investment company. He was formerly Managing Director-Corporate Finance and a member of the Management Committee of Bankers Trust Company and its parent Bankers Trust New York Corporation, which he joined in 1964, and served in various capacities until his resignation in March 1992 to co-found Island Capital. Mr. MacDonald also serves as a director of Hercules, Inc., a specialty chemical concern. Chairman, Compensation and Stock Option Committee; member, Audit Committee. Age 58.

     MARVIN A. POMERANTZ. Mr. Pomerantz has served as Chairman, Chief Executive Officer and a director of the Company since its organization in 1986. Since 1980, Mr. Pomerantz has served as Chairman or President and a director of MAG. From 1980 to 1982, he served as President of the Diversified Group, and later as Executive Vice President of Navistar International Corp., a truck manufacturer. Mr. Pomerantz formerly served as President of the Board of Regents for the state universities in Iowa and formerly served on the Board of Directors of Stone Container Corporation, a manufacturer of packaging products. He has served on the Board of Directors of Wellmark Blue Cross and Blue Shield of Iowa since 1998, Wells Fargo Bank Iowa, N.A. since 1975, and Berkley, Inc., a sporting goods manufacturer, since 1976. He also serves on the Board of Directors of the American Forest & Paper Association and as Chairman of the Board of Trustees of the Institute of Paper Sciences and Technology. Age 70.

REQUIRED VOTE

     Election of each Director Nominee requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH DIRECTOR NOMINEE.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors held seven meetings during fiscal 2000 and the committees of the Board held a total of eight meetings. During fiscal 2000, each Board member attended at least 75 percent of the meetings of the Board and meetings of the committees of which he or she is a member.

     Directors who are not current employees of the Company ("Outside Directors") receive an annual fee of $35,000 and $5,000 for each committee chaired. In June 2000, each Outside Director also received an option under the Company's 1997 Long-Term Equity Incentive Plan ("1997 Plan") to purchase 7,000 shares of Common Stock at an exercise price of $3.81 per share, the then fair market value. The option vests ratably over three years. During fiscal 2000, no director fees were paid to Mr. Pomerantz or Mr. Casey. All directors are reimbursed for expenses incurred as a director.

     Outside Directors may elect to defer all cash fees payable for service on the Board until they cease to be directors or file written revocation of their election. Deferred fees may accrue (i) interest at 300 basis points over the six-month U.S. Treasury bill rate in effect at the beginning of each fiscal year ("Option A"); or (ii) gain or loss as if deferred fees were used to acquire Common Stock at a 15 percent discount from the closing price at the beginning of each fiscal year ("Option B"). Messrs. Ferrill, Goodenow, Hawkins, Kolb and MacDonald have elected to defer fees, all under Option B.

     The Board has the following committees: a Compensation and Stock Option Committee ("Compensation Committee"), an Audit Committee and a Nominating and Organizational Planning Committee ("Nominating Committee").

     The Compensation Committee establishes and maintains employee benefit programs, plans and trusts, including incentive compensation programs. It also administers and approves grants of stock-based awards under the 1997 Plan. The Compensation Committee met four times in fiscal 2000.

     The Audit Committee, among its duties, recommends to the Board selection of the Company's independent auditors, reviews the scope of the independent auditors' work and meets with the independent auditors, internal auditors and certain officers and employees of the Company. Under the Audit Committee's charter, a copy of which is attached as Appendix A to this Proxy Statement, the Audit Committee provides for effective oversight of the financial reporting process, the business risk process and adequacy of internal controls, relationships with external and internal auditors and financial compliance issues. The Audit Committee held three meetings in fiscal 2000.

     The Nominating Committee recommends candidates for election to the Board or to fill vacancies on the Board, reviews the performance of Board members and establishes and reviews a plan of succession for the Company's Chief Executive Officer and other senior managers. The Nominating Committee will consider a director nominee recommended by a stockholder, if written notice of recommendation is delivered by registered mail to the Secretary of the Company not less than 90 days nor more than 120 days before a meeting of stockholders at which directors are to be elected. A recommendation must be accompanied by a comprehensive written resume of the recommended nominee's business experience and background and a signed, written consent by the recommended nominee, showing his or her interest in serving as a director. Such a recommendation by a stockholder does not guarantee that the Nominating Committee will propose any such nominee to the Board. The Nominating Committee met once in fiscal 2000.

PROPOSAL 2
                              INDEPENDENT AUDITORS

     The Audit Committee has recommended and the Board has selected Deloitte & Touche LLP to act as the Company's independent auditors. Deloitte & Touche LLP served as the Company's auditors for the 2000 fiscal year. Representatives of Deloitte & Touche LLP will attend the 2001 Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

REQUIRED VOTE

     Ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                STOCK OWNERSHIP

     The following table shows beneficial ownership of the Company's Common Stock and warrants to obtain Common Stock as of December 20, 2000 by (i) each holder known by the Company to own beneficially more than 5 percent of the outstanding Common Stock, (ii) each director and executive officer of the Company and (iii) all officers and directors of the Company as a group. The numbers and percentages of Common Stock include Trust Stock held by the Warrant Trustee. To the knowledge of the Company, each stockholder has sole voting and investment power as to the shares owned unless otherwise noted. The address of all directors and executive officers is the address of the Company.

                                                                                   WARRANTS TO OBTAIN
                                                         COMMON STOCK                 COMMON STOCK
                                                   ------------------------    --------------------------
                                                    NUMBER      PERCENT OF      NUMBER OF     PERCENT OF
                                                   OF SHARES   OUTSTANDING*     WARRANTS     OUTSTANDING*
                                                   ---------   ------------     ---------    ------------
Marvin A. Pomerantz and MAG(1)...................  4,629,942        8.2             0            --
  4700 Westown Parkway
  West Des Moines, IA 50625
M. D. Sass Investors Services, Inc.(2)...........  4,529,413        8.0             0            --
  1185 Avenue of the Americas
  New York, NY 10036
Mellon Bank Corporation(3).......................  4,049,817        7.2             0            --
  One Mellon Bank Center
  Pittsburgh, PA 15258
Warren J. Hayford(4).............................  1,182,683        2.1             0            --
Daniel P. Casey(5)...............................    338,110         --             0            --
Mary Sue Coleman.................................     10,009         --             0            --
Harve A. Ferrill.................................     32,001         --             0            --
John E. Goodenow(6)..............................     49,501         --             0            --
David B. Hawkins.................................      9,001         --             0            --
Charles S. Johnson...............................      7,001         --             0            --
Jerry W. Kolb....................................     12,334         --             0            --
Ralph L. MacDonald Jr............................     47,001         --             0            --
Thomas H. Stoner.................................     23,201         --             0            --

                                                                                   WARRANTS TO OBTAIN
                                                         COMMON STOCK                 COMMON STOCK
                                                   ------------------------    --------------------------
                                                    NUMBER      PERCENT OF      NUMBER OF     PERCENT OF
                                                   OF SHARES   OUTSTANDING*     WARRANTS     OUTSTANDING*
                                                   ---------   ------------     ---------    ------------
Michael J. Keough................................    505,570         --             0            --
Lawrence G. Rogna(7).............................    332,000         --             0            --
All officers and directors as a group
(20 persons)(8)..................................  8,058,548       14.3             0            --

---------------
 *  Percentages less than 1 percent have been omitted.

(1) Mr. Pomerantz, his wife and trusts for the benefit of their children own MAG. Mr. Pomerantz does not own directly any of these shares except for 40,000 shares held in his own name. Mr. Pomerantz disclaims beneficial ownership of shares held by MAG and attributable to his wife and the trusts.

(2) Shares shown as beneficially owned by M. D. Sass Investors Services, Inc. are based on a Schedule 13F filed on November 14, 2000.

(3) Shares shown as beneficially owned by Mellon Bank Corporation ("Mellon Bank") are based on a Schedule 13F filed on October 20, 2000. Mellon Bank has sole power to vote or direct the vote of 3,659,117 shares and shared power to vote or direct the vote of 311,700 shares.

(4) Shares shown as beneficially owned by Mr. Hayford include 218,496 owned directly by his wife and 74,000 owned directly by a charitable family foundation. Mr. Hayford disclaims beneficial ownership of such shares.

(5) Shares shown as beneficially owned by Mr. Casey include 12,360 owned directly by his wife and 28,500 owned directly by his children. Mr. Casey disclaims beneficial ownership of such shares.

(6) Shares shown as beneficially owned by Mr. Goodenow include 1,000 owned directly by his wife and 20,000 owned directly by Goodenow Bancorporation, a family-owned corporation. Mr. Goodenow disclaims beneficial ownership of such shares.

(7) Shares shown as beneficially owned by Mr. Rogna include 3,000 owned directly by his wife and 40,000 owned directly by a trust. Mr. Rogna disclaims beneficial ownership of such shares.

(8) The number and percentage of shares owned by the named individuals and group include 771,308 shares subject to stock options exercisable currently or within 60 days of December 20, 2000.

     The following table shows compensation of the Company's chief executive officer and the Company's other executive officers (the "named executive officers") earned for the fiscal years ended September 30, 2000, 1999 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                     RESTRICTED
                                                      OTHER ANNUAL     STOCK                  LTIP      ALL OTHER
       NAME AND          FISCAL   SALARY     BONUS    COMPENSATION     AWARDS     OPTIONS/   PAYOUTS   COMPENSATION
PRINCIPAL POSITION (1)    YEAR      ($)     ($)(2)        ($)          ($)(3)     SARS (#)     ($)      ($)(4)(5)
----------------------   ------   ------    ------    ------------   ----------   --------   -------   ------------
Marvin A. Pomerantz....   2000    806,300         0        0                0        0          0         38,000
(Chairman and Chief       1999    750,000         0        0                0        0          0         25,700
Executive Officer)        1998    750,000         0        0                0     300,000       0         21,600
Daniel P. Casey........   2000    410,300   200,000        0          117,500        0          0         28,800
(Vice Chairman and        1999    393,300         0        0                0        0          0         14,200
Chief Financial
Officer)                  1998    375,600   182,500        0                0     333,400       0         10,500
Michael J. Keough,.....   2000    304,600   200,000        0           58,750        0          0         16,300
(President and Chief
Operating Officer)
Dale E. Stahl..........   2000    260,100         0        0          117,500        0          0        450,600(6)
(former President and     1999    429,400         0        0                0        0          0         15,200
Chief Operating
Officer)                  1998    409,400   200,000        0                0     333,400       0         11,400
Lawrence G. Rogna......   2000    278,700   120,000        0           58,750        0          0         18,100
(Senior Vice President)   1999    266,900         0        0                0        0          0         10,500
                          1998    253,400    96,800        0                0     166,700       0          6,900

---------------
(1) In April 2000 Mr. Casey, previously Executive Vice President, was elected Vice Chairman, Mr. Stahl resigned and Mr. Keough, previously Vice President and General Manager, Container Operations, was elected President and Chief Operating Officer.

(2) Fiscal 1998 payments were deferred to fiscal 2000.

(3) Restricted shares granted on November 9, 1999 (20,000 to each of Messrs. Casey and Stahl and 10,000 to each of Messrs. Keough and Rogna) all vest on January 2, 2002. The Company does not currently pay dividends on its Common Stock.

(4) Includes for 2000, 1999 and 1998 employer contributions to the Company's 401(k) Plan on behalf of Messrs. Pomerantz, Casey, Keough, Stahl, and Rogna, of $8,500 ($7,300 for Mr. Stahl), $8,000 and $4,800, respectively.

(5) Includes for the applicable years cash payments in lieu of Company contributions which could not be made because of Internal Revenue Code limitations to Mr. Pomerantz of $29,500, $17,700 and $16,800; Mr. Casey of $20,300, $6,200 and $5,700; Mr. Keough of $7,800; Mr. Stahl of $23,000,
    $7,200 and $6,600; and Mr. Rogna of $9,600, $2,500 and $2,100, respectively.

(6) Includes severance and unused vacation payments of $420,300.

                       OPTION GRANTS IN LAST FISCAL YEAR

     No stock options or SARs were granted to any of the named executive officers in fiscal 2000 under any stock option plan sponsored by the Company.

     The following table shows exercise of options by the named executive officers in fiscal 2000 and the value of options held by the named executive officers at the end of fiscal 2000:

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                                VALUE OF
                                                                           NUMBER OF          UNEXERCISED
                                                                          UNEXERCISED         IN-THE-MONEY
                                                                        OPTIONS/SARS AT     OPTIONS/SARS AT
                                                                           FY-END(#)           FY-END($)
                                     SHARES ACQUIRED      VALUE          EXERCISABLE/         EXERCISABLE/
                NAME                 ON EXERCISE (#)   REALIZED ($)   UNEXERCISABLE(1)(2)   UNEXERCISABLE(3)
                ----                 ---------------   ------------   -------------------   ----------------
Marvin A. Pomerantz.................        0               0           200,000/100,000           0/0
Daniel P. Casey.....................        0               0           373,400/ 40,000           0/0
Michael J. Keough...................        0               0            82,000/ 15,000           0/0
Lawrence G. Rogna...................        0               0           196,700/ 20,000           0/0

---------------
(1) Options only are included. No SAR grants have been made.

(2) On November 2, 2000, Messrs. Pomerantz, Casey and Rogna each voluntarily cancelled and relinquished stock options covering 300,000, 213,400 and 106,700 shares, respectively. The 10-year options, which are included in this table, were granted on January 15, 1998 at an exercise price of $8.85.

(3) The closing price of the Common Stock on September 29, 2000 was $1.69.

                               EXECUTIVE OFFICERS

     MARVIN A. POMERANTZ. See Director Nominees for Election at the 2001 Annual Meeting.

     DANIEL P. CASEY. See Director Nominees for Election at the 2001 Annual Meeting.

     MICHAEL J. KEOUGH. Mr. Keough has served as President and Chief Operating Officer of the Company since April 2000. From 1993 to April 2000, he served as the Company's Vice President and General Manager--Container Operations and from 1991 to 1993 as Vice President and General Manager--Bag Operations. He also served as a general manager and subsequently regional manager in the Container Division from 1986 to 1991. Age 49.

     LAWRENCE G. ROGNA. Mr. Rogna has served as Senior Vice President of the Company since February 1990. From December 1988 through February 1990, Mr. Rogna served as Vice President-Human Resources of the Company. From 1981 to 1988, he was employed by Rohr Industries, Inc., a manufacturer of components for aircraft and space vehicles, where he served as Vice President, Human Resources from 1983 to 1988. Age 54.

                             EMPLOYMENT AGREEMENTS

     The Company had an employment agreement with Mr. Pomerantz for the period June 1, 1997 through December 31, 2000. It provided for an annual base salary of no less than $750,000 and participation in the Shareholder Value Plan, a long-term incentive plan designed to tie Mr. Pomerantz's compensation to increases in shareholder value, and in all of the Company's salaried employee benefit plans. Under the agreement, Mr. Pomerantz became eligible to receive stock option or restricted stock grants beginning January 1, 1998, but did not participate in the Company's Management Incentive Plan. The employment agreement provided for supplemental retirement payments commencing on the date of retirement equal to 50 percent of average base salary and bonus for the four highest years of service with the Company, less primary Social Security benefits and any amounts payable under the Company's pension plan. If Mr. Pomerantz's employment terminates because of his disability, he will receive his base salary for 12 months. If Mr. Pomerantz's employment terminates because of his death, his estate will receive his then accrued and unpaid base salary. If Mr. Pomerantz's employment is terminated by the Company for any other reason other than Serious Misconduct (as defined below) or by Mr. Pomerantz for Good Reason (as defined below), he will receive his full compensation for the balance of the term of the employment agreement. "Serious Misconduct" means misappropriation of Company funds, commission of a felony, willful disregard for duties, violation of any duty of loyalty, repeated acts causing public disgrace to the Company, disclosure of the Company's confidential information, or engaging in competition with the Company at any time before December 31, 2001. "Good Reason" means Mr. Pomerantz's resignation due to substantial diminution of his duties, a reduction of his perquisites, a change in principal office location or a material uncured breach by the Company of the employment agreement. Mr. Pomerantz and the Company have reached an agreement in principle to extend the term of the employment agreement, except for the Shareholder Value Plan, until December 31, 2001.

     The Company has an employment letter agreement for an indefinite term with each of Mr. Casey, at an annual salary of $420,000 effective January 2001, Mr. Keough an annual salary of $385,000 effective January 2001 and Mr. Rogna, at an annual salary of $280,000 effective January 2001.

     If any of Messrs. Casey, Keough or Rogna becomes disabled and the Company terminates his employment, he will receive his full base salary and benefits for 12 months. If the Company terminates employment for any other reason, the executive will be entitled to his full base salary and benefits for the 24 months following such termination, except that the final 12 months of payments will be reduced by any amount received from other employment. Mr. Casey and Mr. Rogna participated in the Shareholder Value Plan until December 31, 1997 and each of Messrs. Casey, Keough and Rogna participates in the Company's salaried employee benefit plans.

     Each of Messrs. Casey, Keough and Rogna has a severance agreement with the Company. Under the severance agreement currently in effect, if he is terminated within 24 months after a change in control of the Company, the executive will receive a severance payment of three times the sum of his base salary plus his target bonus under the Company's Management Incentive Plan. Target bonus amounts for Messrs. Casey, Keough and Rogna currently are 50 percent, 50 percent and 40 percent, respectively, of base salary.

     Each of Messrs. Casey, Keough and Rogna participates in the Supplemental Executive Retirement Plan ("SERP"). The SERP provides supplemental annual retirement payments commencing the later of age 55 or the date of retirement of up to 60 percent of average base salary and bonus, excluding awards under the Shareholder Value Plan, for the four highest of the 10 years prior to retirement, less primary Social Security benefits and any amounts payable under the Company's pension plan. Supplemental payments range from 35 percent (at age
55) to 60 percent (at age 65) of average base salary and bonus. In a change in control of the Company, the present value of the supplemental benefits is payable in a lump sum. The Company also reimburses any excise tax imposed on severance payments and SERP benefits.

                              CERTAIN TRANSACTIONS

     MAG and certain of its subsidiaries provided office space and professional, administrative, aviation and clerical services to the Company during fiscal 2000 at a cost of approximately $166,000. Fees for these services are determined on the basis of costs incurred and the fair market value of the office space. The Company expects MAG and such subsidiaries to provide office space and such services to the Company in the future. In February 1998, the Company loaned Mr. Stahl $505,200 to pay the exercise price and taxes on a stock option that was due to expire in March 1998. Interest on the loan, at the applicable Federal rate of interest, was forgiven when Mr. Stahl left the Company. Mr. Stahl repaid the principal amount in December 2000.

     The Company has entered into agreements with certain of its stockholders which provide such stockholders with the right in certain circumstances to require the Company to register, at the Company's expense, the shares of Common Stock owned by them under the Securities Act of 1933, as amended.

     The Company has entered into employment agreements with Messrs. Pomerantz, Casey, Keough and Rogna. See "Employment Agreements."

                                  PENSION PLAN

     The Gaylord Container Retirement Plan ("Pension Plan") is a qualified, non-contributory defined-benefit plan, which covers substantially all employees of the Company, including both salaried and hourly employees. The following table shows estimated annual benefits payable to salaried employees under the Pension Plan on a straight life annuity basis upon normal retirement with indicated years of credited service and final average annual compensation:

                FINAL                                          YEARS OF SERVICE (2)
               AVERAGE                   ----------------------------------------------------------------
              EARNINGS                      15            20            25            30            35
              --------                      --            --            --            --            --
$100,000.............................    $ 18,750      $ 25,000      $ 31,250      $ 37,500      $ 43,750
 150,000.............................      28,125        37,500        46,875        56,250        65,625
 200,000.............................      37,500        50,000        62,500        75,000        87,500
 250,000.............................      46,875        62,500        78,125        93,750       109,375
 300,000.............................      56,250        75,000        93,750       112,500       131,250
 350,000.............................      65,625        87,500       109,375       131,250       153,125
 400,000.............................      75,000       100,000       125,000       150,000       175,000
 450,000.............................      84,375       112,500       140,625       168,750       196,875
 500,000.............................      93,750       125,000       156,250       187,500       218,750
 550,000.............................     103,125       137,500       171,875       206,250       240,625
 600,000.............................     112,500       150,000       187,500       225,000       262,500
 650,000.............................     121,875       162,500       203,125       243,750       284,375
 700,000.............................     131,250       175,000       218,750       262,500       306,250
 750,000.............................     140,625       187,500       234,375       281,250       328,125

---------------
(1) Final average earnings includes all cash compensation, including amounts received under the Shareholder Value Plan, but does not include compensation related to stock options, non-cash compensation or deferred compensation. The amounts reflected in the table do not reflect the Social Security offset in accordance with the Pension Plan benefit formula.

(2) As of September 30, 2000, the named executive officers had been credited with the following years of service: Mr. Pomerantz, 12 years; Mr. Casey, 13 years; Mr. Keough, 15 years; and Mr. Rogna, 11 years.

(3) For the 2000 Pension Plan year, the amount of compensation in the calculation of retirement benefits for any participant is limited to $170,000 subject to future increases based on cost-of-living adjustments implemented by the Department of the Treasury. The maximum estimated annual benefits listed in this table do not include projected cost-of-living increases.

(4) In addition to amounts payable under the Pension Plan, Messrs. Pomerantz, Casey, Keough and Rogna will receive supplemental retirement income. See "Employment Agreements." Based on current and historical compensation, the maximum annual supplemental retirement income payable to Messrs. Pomerantz, Casey, Keough and Rogna will be approximately $713,000, $324,000, $168,000 and $187,000 respectively.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
                             COMPENSATION DECISIONS

     During fiscal 2000, the members of the Company's Compensation Committee were Messrs. Ferrill, Goodenow, Johnson, Kolb, MacDonald and Stoner. No officers or former officers of the Company serve on the Compensation Committee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee of the Board of Directors has submitted the following:

     The Compensation Committee of the Board of Directors makes recommendations to the Board regarding compensation of the Company's executive officers. The philosophy of the Compensation Committee is to design an executive compensation program to attract, motivate and retain the executive talent critical to the Company's achievement of its objectives to increase shareholder value and maximize returns to shareholders.

     Key to the program are incentives which vary rewards with individual and Company performance. Two compensation approaches are used to implement the variable pay initiative: an annual cash incentive opportunity focused on Company operating and financial performance for officers and key managers, and a long-term incentive based on share price appreciation through grants of restricted stock, grants of stock options or payments under the Shareholder Value Plan.

  General Executive Compensation Program Policies

     To achieve its objectives, the Company has developed a series of executive compensation policies:

     - The Company will provide levels of executive compensation that are competitive with those provided by the relevant marketplace (as defined below).

     - The Company will provide annual cash incentive compensation for executives that varies in a consistent and predictable manner with the operating and financial performance of the Company.

     - The Company will provide programs that enable executives to achieve rewards based on increased shareholder value to reinforce the link between executive and shareholder interests.

  Competitive Executive Compensation, Base Salary and Annual Incentive Compensation

     The Company seeks to provide levels of executive compensation that are competitive at expected levels of individual and Company performance. Competitiveness is defined as in keeping with the compensation of executives in comparable positions and who have similar qualifications. The comparison group for those executives is companies similar to the Company in industry and size.

     Competitiveness is measured using data from a number of sources, including published information, proxies, forest products industry surveys, which includes data from the Dow Jones paper products peer group, and surveys by consulting firms.

     A salary range is established for each salaried position in the Company, including each executive officer position. The midpoint of each salary range is based on the average salary of equivalent positions at the other companies, which the Company uses for comparison purposes. The salary range is from 80 percent to 120 percent of the midpoint. An individual's base salary is determined by reviewing his or her sustained performance over time and correspondingly positioning the executive officer's salary in the salary range for his or her position. Salaries for Messrs. Casey, Keough and Rogna were increased in fiscal 2000 to reflect their individual responsibilities and contributions and provide salaries in line with competitive practices.

     The Management Incentive Plan is designed to ensure that incentive compensation varies in a consistent and predictable manner with the Company's operating and financial performance. Performance targets and related amounts to be paid to plan participants if the targets are achieved are determined annually by the Board. Messrs. Casey, Keough and Rogna received payouts under this plan for fiscal 2000. Mr. Pomerantz does not participate in the Management Incentive Plan. Targets have been established for fiscal 2001 based on the Company's earnings before interest, income taxes, depreciation and amortization.

     During fiscal year 1998, the Compensation Committee considered a series of factors contributing to the possibility of increased turnover of critical executive talent. In recognizing the overall performance of the industry, the very high demand for executive talent and the cost to replace key leaders, the Compensation Committee recommended, and the Board approved, a program designed to retain key senior managers that will compensate each participant two times his or her target incentive if the individual remains with the Company as of December 31, 2000 and is performing in an acceptable manner. Messrs. Casey, Keough and Rogna participated in this program.

  Long-Term Incentive

     The Company currently maintains one stock-based plan pursuant to which non-qualified stock options may be granted: the 1997 Plan. The 1997 Plan also permits the grant of incentive stock options, stock appreciation rights, stock indemnification rights, restricted stock and performance awards. Only non-qualified options and restricted stock have been granted to date.

     The Shareholder Value Plan,as approved by the Company's stockholders on February 2, 1994 ("Shareholder Value Plan"), directly tied the long-term incentive compensation of the Company's four executive officers to the creation of shareholder value.

     The Shareholder Value Plan commenced January 1, 1993 and expired on December 31, 1997. Mr. Keough did not participate in the Shareholder Value Plan, and none of Messrs. Pomerantz, Casey or Rogna has received an award under this Plan based on Year-End Share Value since calendar 1995.

     As discussed below under "Chief Executive Officer Compensation," during fiscal 1997 the Compensation Committee, over the course of several meetings, considered alternatives for the extension of Mr. Pomerantz's employment agreement which was due to expire December 31, 1997 and alternatives for extension of the Shareholder Value Plan for all participants upon expiration on December 31, 1997. In extending Mr. Pomerantz's employment agreement to December 31, 2000, the Compensation Committee recommended that, subject to shareholder approval, the Shareholder Value Plan be amended to run through December 31, 2000 for Mr. Pomerantz alone. The Board and the shareholders approved this recommendation in May 1997 and February 1998, respectively.

     The Shareholder Value Plan was not extended for Messrs. Casey or Rogna beyond December 31, 1997. The Compensation Committee determined that extending the Shareholder Value Plan for these participants was not the most practical alternative, and in order to provide an equitable replacement authorized a onetime grant of stock options in amounts which were directly equivalent to each individual's degree of participation in the Shareholder Value Plan. These grants, effective January 15, 1998, had an exercise price of $8.85 per share. The amounts of these grants were 213,400 and 106,700 shares, respectively, for Messrs. Casey and Rogna. These grants subsequently were voluntarily relinquished in November 2000.

     Messrs. Casey, Keough and Rogna will be provided future competitive opportunity for long-term incentives based on share price appreciation through additional stock grants.

  Deductibility of Compensation under Section 162 (m) of the Internal Revenue Service Code

     Section 162(m) of the Code imposes a $1 million deduction limit on compensation paid to the named executive officers of the Company. Compensation is exempt from the $1 million deduction limit, however, if the compensation qualifies for an exception, including an exception for certain performance based compensation. Compensation paid under the Shareholder Value Plan should qualify for the performance-based compensation exception, and therefore compensation paid pursuant to the Shareholder Value Plan should not be applied toward the $1 million deduction limit of Code Section 162(m). The amount of compensation income received by each of the Company's named executive officers, excluding income received pursuant to the Shareholder Value Plan, did not exceed $1 million in fiscal 2000. Therefore, Code Section 162(m) should not cause the Company to be denied a deduction for any compensation income paid to the Company's named executive officers.

  Chief Executive Officer Compensation

     After extensive review of competitive data and all other pertinent factors, the Compensation Committee recommended and the Board approved in May 1997 a new employment agreement with Mr. Pomerantz effective June 1, 1997 through December 31, 2000.

     In structuring the new agreement, the Compensation Committee placed continued emphasis on the creation of shareholder value. By providing a program that consists primarily of base salary and long-term incentive directly tied to the creation of shareholder value, the Compensation Committee believes it has created a significant and proper focus. The program utilizes wholly objective criteria for the long-term variable pay opportunity and Mr. Pomerantz is not eligible to participate in the Management Incentive Plan.

     As discussed previously, the Compensation Committee recommended and the Board as well as Shareholders approved the extension of the Shareholder Value Plan, so that as amended it expired on December 31, 2000 concurrent with the expiration of Mr. Pomerantz's employment agreement.

     Extension of the Shareholder Value Plan provided a competitive opportunity for Mr. Pomerantz in lieu of stock options for the period 1993 through 1997. In order to provide a competitive opportunity for the remainder of the new employment agreement, the Compensation Committee authorized a grant of 300,000 stock options to Mr. Pomerantz effective January 15, 1998 at an exercise price of $8.85 per share. Mr. Pomerantz voluntarily relinquished that grant in November 2000, but he remains eligible for future grants.

     The Company and Mr. Pomerantz have reached an agreement in principle to extend the employment agreement until December 31, 2001. The Shareholder Value Plan was not extended and terminated by its terms on December 31, 2000.

     In recognition of continued leadership and after a review of competitive data for similar positions and total compensation packages, the Compensation Committee recommended and the Board approved an increase in base salary for Mr. Pomerantz to $900,000 effective January 1, 2001.
                                  Ralph L. MacDonald, Jr., Chairman
                                  Harve A. Ferrill, member
                                  John E. Goodenow, member
                                  Charles S. Johnson, member
                                  Jerry W. Kolb, member
                                  Thomas H. Stoner, member

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return of the Company's Common Stock, the S&P 500 Composite Stock Index ("S&P 500") and an index of a peer group of paper companies ("Peer Group") for the past five years. The graph assumes an investment in the Company's Common Stock and each index of $100 on October 1, 1995 and that all dividends are reinvested. The Peer Group index is comprised of nine companies whose primary business is the manufacture and sale of paper products. Peer Group returns are weighted each year based on each company's market capitalization at the beginning of the year. The Peer Group comprises the common stocks of: Boise Cascade, Bowater, Champion International (through the date it was acquired), Consolidated Papers, Federal PaperBoard (through the date it was acquired), P.H.Glatfelter, International Paper, Mead and Westvaco.

                 FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURNS

                                                    GAYLORD CONTAINER                S&P 500                   PEER GROUP
                                                    -----------------                -------                   ----------
9/96                                                      78.67                      120.33                       96.14
9/97                                                      90.67                         169                      124.24
9/98                                                      34.67                      184.29                        95.1
9/99                                                         76                      235.53                      113.46
9/00                                                      18.01                      266.82                       79.05

                              FINANCIAL STATEMENTS

     The Company's 2000 Annual Report accompanies this Proxy Statement. You may receive without charge a copy of the Company's 2000 Annual Report on Form 10-K by writing to the Company, 500 Lake Cook Road, Suite 400, Deerfield, IL 60015,
Attention: Investor Relations. You may also request financial information by visiting the Company's web site: www.gaylordcontainer.com.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission") and the American Stock Exchange. Executive officers and directors are required by Commission regulations to furnish the Company with copies of all section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2000 all filing requirements applicable to executive officers and directors were met.

                                 OTHER BUSINESS

     The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting. If other matters are presented for a vote, the proxies will be voted on such matters in accordance with the judgment of the proxy holders.

                           PROPOSALS BY STOCKHOLDERS

     The Company must receive stockholder proposals intended for inclusion in the proxy statement for the 2002 Annual Meeting no later than September 11, 2001.

     We encourage you to vote and to attend the Annual Meeting. Directors, officers and a small number of Company employees may solicit proxies personally or by mail, telephone or otherwise, but they will not receive separate compensation for their services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be asked to forward the soliciting materials to beneficial owners. The entire cost of the Board's solicitation will be borne by the Company.

                                          By Order of the Board of Directors

                                          David F. Tanaka
                                          Secretary

                                   APPENDIX A

                         GAYLORD CONTAINER CORPORATION
                            AUDIT COMMITTEE CHARTER

     The Audit Committee shall be comprised of at least three directors, all of whom shall be independent of the Company and its management, as defined in the requirements of the stock exchange(s) on which the Company's common shares are listed. An Independent Director appointed by the Board shall chair the Audit Committee.

     The function of the Audit Committee shall be to provide for effective oversight of the financial reporting process, the business risk process and adequacy of internal controls, relationships with external and internal auditors, financial compliance issues, and to exercise the following powers and duties with respect to the following matters involving Gaylord Container Corporation and, unless otherwise specified, any of its direct or indirect subsidiaries (together, "the Corporation"):

          1. Review and approve the Corporation's annual financial statements and annual reports, registration statements, and material amendments to any of them, as filed with the U.S. Securities and Exchange Commission, and recommend to the Board regarding the Board's execution of them;

          2. Review the annual financial statements, annual reports and registration statements of the Corporation's direct or indirect subsidiaries as in the Audit Committee's judgment is appropriate in order to fulfill its responsibilities;

          3. The Chairman of the Audit Committee will review with the Corporation's management and the independent auditors the quarterly financial results prior to the issuance of the earnings press release and filing of the Form 10Q;

          4. Review the Corporation's programs for compliance with applicable financial disclosure requirements;

          5. Review the scope, fees and results of the audit of the Company's financial statements by the independent auditors;

          6. Obtain annually from the independent auditors a written statement describing all relationships between them and the Company, consistent with Independence Standards Board Standard Number 1;

          7. Evaluate the performance of the independent auditors and make an annual recommendation to the Board regarding the engagement of independent auditors;

          8. Review the Corporation's processes to maintain an adequate system of internal controls;

          9. Review the scope and results of the Corporation's internal audit plans and procedures;

          10. Review the Corporation's private aircraft travel policies;

          11. Review travel and entertainment expenses reported by the executive officers of the Corporation;

          12. Direct and supervise investigations into matters within the scope of the Audit Committee's duties;

          13. Recommendation to the Board regarding any proposal received from any stockholder concerning any of the foregoing matters which the stockholder proposes to present for action by the Corporation's stockholders;

          14. Such other duties and responsibilities as may be assigned to the Audit Committee by the Board; and

          15. Review annually the Audit Committee Charter and recommend any proposed changes to the Board;

     In carrying out these responsibilities the Committee shall have full access to the independent auditors, the internal auditors, the general counsel, any of the Corporation's non-employee attorneys and advisors, and executive and financial management in scheduled joint sessions or private meetings as in its judgment it deems appropriate. Similarly, the Corporation's independent auditors, internal auditors, general counsel and executive and financial management will have full access to the Committee and to the Board of Directors and each is responsible for bringing before this Committee or its Chair in a timely manner any matter he/she feels appropriate to the discharge of the Committee's responsibility.

     While the Audit Committee has the functions set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The Company's management is principally responsible for Company accounting policies, the preparation of the financial statements and ensuring that the financial statements are prepared in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing and attesting to the Company's financial statements and understanding the Company's system of internal controls sufficient to plan and to determine the nature, timing and extent of audit procedures to be performed. The responsibility to plan and conduct audits is that of the Company's independent auditors.

     In its oversight capacity, the Audit Committee is neither intended nor equipped to guarantee with certainty to the full Board and stockholders the accuracy and quality of the Company's financial statements and accounting practices. Nor is it the duty of the Audit Committee to assure the Company's compliance with laws and regulations. The primary responsibility for these matters also rests with the Company's management. The Audit Committee can do no more than rely upon information it receives, questions and assesses in fulfilling its functions.

                      GAYLORD CONTAINER CORPORATION / PROXY

  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 7, 2001

The undersigned hereby appoints Marvin A. Pomerantz, Daniel P. Casey and David
F. Tanaka and each of them the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) to vote all Common Stock of Gaylord Container Corporation, standing in the undersigned's name, at the Annual Meeting of Stockholders of said corporation to be held at 520 Lake Cook Road, Deerfield, Illinois 60015, on February 7, 2001 at 10:00 a.m. Chicago time, upon those matters as described in the Proxy Statement for the Annual Meeting and such other matters as may properly come before such meeting or any adjournment or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

THE BOARD RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS DESCRIBED IN THE PROXY STATEMENT FOR THE MEETING.

IF ANY OTHER BUSINESS IS TRANSACTED AT THE ANNUAL MEETING OF STOCKHOLDERS, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE APPOINTED ATTORNEYS AND PROXIES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
-------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                          GAYLORD CONTAINER CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

                                            For Withhold For All
                                             All    All    Except                                           For   Against  Abstain
1. Election of Directors:                                           2. Ratify the appointment of Deloitte
01 Daniel P. Casey, 02 Mary Sue Coleman,     [ ]    [ ]     [ ]        & Touche LLP as the Company's         [ ]    [ ]      [ ]
03 Harve A. Ferrill, 04 John E. Goodenow,                              independent auditors.
05 David B. Hawkins, 06 Warren J. Hayford,
07 Charles S. Johnson, 08 Jerry W. Kolb,
09 Ralph L. MacDonald, Jr. and 10 Marvin A.
Pomerantz

Instruction: To withhold authority to vote for any individual                               Dated:                            ,2001
nominee, write that nominee's name here:                                                          ---------------------------


-------------------------------------------------------------                               ---------------------------------------
                                                                                                   (Signature of Stockholder)


                                                                                            ---------------------------------------
                                                                                                   (Signature of Stockholder)

                                                                                            Please sign your name exactly as it
                                                                                            appears on this card. If acting as
                                                                                            attorney, executor, trustee, or in
                                                                                            other representative capacity, please
                                                                                            sign name and title. If stock is held
                                                                                            jointly, each joint owner should sign.

                                                                                                 PLEASE SIGN, DATE AND RETURN
                                                                                               PROMPTLY IN THE ENCLOSED ENVELOPE
                                                                                               OR CAST YOUR VOTE BY TELEPHONE OR
                                                                                                       VIA THE INTERNET

-------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *
CONTROL NUMBER

                   VOTE YOUR SHARES BY TELEPHONE OR INTERNET!

       QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Gaylord Container Corporation encourages you to take advantage of convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your tele- phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:

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  TO VOTE BY PHONE    Call toll free 1-877-550-2728 any time on a touch tone
                      telephone. There is NO CHARGE to you for the call.

                      Enter your 6-digit CONTROL NUMBER located above.

                      Option #1: To vote as the Board of Directors recommends
                                 on ALL proposals: Press 1

                                 When asked, please confirm your vote by
                                 pressing 1

                      Option #2: If you choose to vote on each proposal
                                 separately, press 0 and follow the simple
                                 recorded instructions.
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TO VOTE BY INTERNET   Go to the following website:
                      WWW.COMPUTERSHARE.COM/US/PROXY

                      Enter the information requested on your computer screen, including your 6-digit CONTROL NUMBER located above.

                      Follow the simple instructions on the screen.
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   IF YOU VOTE BY TELEPHONE OR THE INTERNET, DO NOT MAIL BACK THE PROXY CARD.
                              THANK YOU FOR VOTING!